               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     THE KNOT, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................


This amendment is being filed to correct an error in the heading of the stock performance graph on page 16

                                [THE KNOT LOGO]

                                 THE KNOT, INC.
                            462 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10013

                                                                  April 12, 2004

To the Stockholders of
THE KNOT, INC.:

    You are cordially invited to attend the Annual Meeting of Stockholders of The Knot, Inc., to be held at the offices of Proskauer Rose LLP, 1585 Broadway, 23rd Floor, New York, New York 10036 on Thursday, May 13, 2004 at 9:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

    If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.



                                         DAVID LIU

                                         David Liu
                                         President, Chief Executive Officer and
                                         Chairman of the Board



                             YOUR VOTE IS IMPORTANT

    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                                [THE KNOT LOGO]

                                 THE KNOT, INC.
                            462 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10013

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 2004
                            ------------------------

To the Stockholders of
THE KNOT, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Knot, Inc. ('The Knot') will be held at the offices of Proskauer Rose LLP, 1585 Broadway, 23rd Floor, New York, New York 10036 on Thursday, May 13, 2004 at 9:00 a.m. (the 'Annual Meeting') to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

        1. To elect two (2) nominees to the class of directors whose terms expire in 2007. The Board has nominated the following persons for re-election at the Annual Meeting: Sandra Stiles and Joseph Brehob;

        2. To ratify the appointment of Ernst & Young LLP as The Knot's independent auditors for the fiscal year ending December 31, 2004; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on March 31, 2004 will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock transfer books of The Knot will remain open between May 3, 2004 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the transfer books remain open prior thereto, at our offices during regular business hours.

                                          By Order of the Board of Directors

                                          RICHARD SZEFC

                                          RICHARD SZEFC
                                          Chief Financial Officer, Treasurer and
                                          Secretary

April 12, 2004

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 THE KNOT, INC.
                            462 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10013

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

GENERAL

    This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the 'Common Stock'), of The Knot, Inc., a Delaware corporation ('The Knot'), in connection with the solicitation by the Board of Directors (the 'Board') of The Knot for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the 'Annual Meeting'). The Annual Meeting will be held at the offices of Proskauer Rose, LLP, 1585 Broadway, 23rd Floor, New York, New York 10036 on Thursday, May 13, 2004 at 9:00 a.m. All stockholders of record on March 31, 2004 will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the 'Proxy') to our stockholders on or about April 15, 2004.

    The mailing address of our principal executive office is 462 Broadway, 6th Floor, New York, New York 10013.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the 'Proposals'). Each Proposal is described in more detail in this Proxy Statement.

VOTING

    On March 31, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 21,995,987 shares of Common Stock outstanding held by stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you hold on March 31, 2004.

    The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

    If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as directors for terms expiring in 2007. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors. Stockholders may not cumulate votes for the election of directors.

    Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

    Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to any matter to be considered and voted on at the Annual Meeting, and The Knot will not independently provide stockholders with any such right.

PROXIES

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board, FOR the ratification of Ernst & Young LLP as The Knot's independent auditors, and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting.

    Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by:

     notifying the Secretary of The Knot in writing before the Annual Meeting;

     delivering to the Secretary of The Knot before the Annual Meeting a signed proxy with a later date; or

     attending the Annual Meeting and voting in person.

SOLICITATION

    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Knot's Amended and Restated Certificate of Incorporation, as amended (the 'Certificate of Incorporation'), provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. Two directors are to be elected at the Annual Meeting for a term expiring at the 2007 annual meeting of stockholders or until a successor has been duly elected and qualified.

    The Board has nominated Sandra Stiles and Joseph Brehob to stand for re-election to the class of directors whose term expires at the 2007 annual meeting of stockholders or until a successor is elected and has qualified. Each person nominated for re-election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them 'FOR' the nominees named below.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2007

    Sandra Stiles (54) has been our Chief Operating Officer since November 1998 and Assistant Secretary since September 1999. From November 1998 to May 1999, she served as our Chief Financial

Officer. Ms. Stiles has served as one of our directors since May 1998. From September 1994 to October 1998, she was the Senior Vice President and Director of Operations for the Children's Book and Value Publishing division of Random House. She also served as a Vice President and the Corporate Controller of Random House from October 1990 to August 1994. Ms. Stiles received a B.S. in Accounting from New York University.

    Joseph Brehob (36) has served as one of our directors since April 2002. Mr. Brehob has been the Vice President of Internet Marketing of The May Department Stores Company since January 2001. From November 1997 until
January 2001, Mr. Brehob served as a Divisional Vice President of The May Merchandising Division. Prior to November 1997, he held various management and other positions with May. He has been employed by The May Department Stores Company since 1991. Mr. Brehob received a B.S. in Business from Indiana University.

BUSINESS EXPERIENCE OF CONTINUING DIRECTOR WITH TERM EXPIRING IN 2005

    David Liu (38) is a co-founder of The Knot and has been our Chief Executive Officer and a director since our inception in May 1996. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he co-founded with Carley Roney, our Editor-in-Chief. Prior to January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader's Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. Mr. Liu is married to Ms. Roney, our Editor-in-Chief.

BUSINESS EXPERIENCE OF CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2006

    Randy Ronning (55) has served as one of our directors since June 2001.
Mr. Ronning has been the Executive Vice President of Affiliate Relations, iQVC, and New Business Development at QVC since January 2001. Prior to 2001,
Mr. Ronning held various management positions at JC Penney. From 1998 to 2000, he was President of the Catalog and Internet Divisions. From 1994 to 1997 he was President of the Home and Leisure Division. From 1992 to 1994, he was President of JC Penney International. Mr. Ronning is a board member of the Electronic Retail Association and a private company. Mr. Ronning received a B.A. in Journalism from the University of Oregon.

    Ann Winblad (53) has served as one of our directors since April 1998. Ms. Winblad has been a general partner of Hummer Winblad Venture Partners, a venture capital investment firm, since 1989. She is a member of the board of trustees of the University of St. Thomas and is an advisor to numerous entrepreneurial groups such as the Software Development Forum and the Stanford/MIT Venture Forum. Ms. Winblad also serves on the boards of directors of Net Perceptions Inc. and several private companies. Ms. Winblad received a B.A. in Business Administration and Mathematics from the College of St. Catherine and an M.A. in education with a focus in international economics from the University of St. Thomas.

CORPORATE GOVERNANCE

    Overview. The Board of Directors has implemented a number of corporate governance enhancements to further strengthen the Board's capacity to oversee The Knot and to serve the long-term interests of its stockholders. The Knot's corporate governance policies, Board committee charters, codes of conduct and other documents setting forth The Knot's corporate governance practices can be accessed in the 'Investor Relations -- Corporate Governance' section of The Knot's website at www.theknot.com.

    Director Independence. In February 2004, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Brehob, Mr. Ronning and Ms. Winblad) are independent as defined by rule 4200 of the NASDAQ Stock Market (the 'NASDAQ') and rule 10A-3 promulgated by the Securities and Exchange Commission (the 'SEC').

    Presiding Director. In March 2004, the Board of Directors created a new position of Presiding Director. The Presiding Director's primary responsibilities include presiding over periodic executive sessions of the non-employee members of the Board of Directors and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-employee members of the Board have determined that they will each serve in this position on a rotating basis from meeting to meeting.

    Codes of Conduct. The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes of conduct can be accessed in the 'Investor Relations -- Corporate Governance' section of The Knot's website at www.theknot.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Investor Relations. The purpose of these codes of conduct and ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by The Knot; and to promote compliance with all applicable rules and regulations that apply to The Knot and its officers, directors and employees.

COMMUNICATING WITH THE BOARD OF DIRECTORS

    In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

BOARD MEETINGS AND COMMITTEES

    The Board met a total of six times and acted by written consent three times during the year ended December 31, 2003. The Board has a Compensation Committee and an Audit Committee.

    The Compensation Committee is currently composed of Mr. Ronning and Ms. Winblad. The Compensation Committee met a total of two times and acted by written consent once during the year ended December 31, 2003. The Compensation Committee evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other Executive Officers. The Compensation Committee also administers our stock incentive plans and approves the grant of stock options, the timing of the grants, the price at which the options are to be offered and the number of shares for which options are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

    The Audit Committee is currently composed of Ms. Winblad, Mr. Brehob and Mr. Ronning. The Audit Committee met five times in 2003. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between The Knot and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

    Each member of the Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of the NASDAQ and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee has the ability to read and understand financial statements and that Ms. Winblad and Mr. Ronning qualify as Audit Committee financial experts as defined by the rules of the SEC. The Compensation Committee and Audit Committee Charters can be accessed in the 'Investor Relations -- Corporate Governance' section of The Knot's website at www.theknot.com.

    Each director attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which he or she served, that

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were held in 2003. The Knot's policy on director attendance at annual meetings calls for directors to be invited but not required to attend annual meetings of stockholders. One director, Mr. Liu, our Chairman of the Board, attended the 2003 Annual Meeting of Stockholders.

    The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board has determined that it was appropriate not to have a nominating committee because of the relatively small size of the Board. The Board has affirmed, by resolution in February 2004, that a majority of the independent directors of the Board will recommend nominees for director. The independent directors of the Board, in carrying out the nomination function, will not operate under a charter. As disclosed above, each of the independent directors of the Board, who will carry out the nomination function, is independent, as independence is defined by the listing standards of NASDAQ. The independent directors of the Board intend to consider director nominees on a case-by-case basis, and therefore, have not formalized any specific, minimum qualifications that they believe must be met by a director nominee, identified any specific qualities or skills that they believe are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

    The Board of Directors has determined, in connection with the Board's nomination function described above, that it is the policy of the independent directors acting in such capacity to consider director candidates that are recommended by stockholders. The independent directors will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to The Knot's Corporate Secretary, pursuant to the procedures set forth under 'Communicating with the Board of Directors' and subject to the deadline set forth under 'Deadline for Stockholder Proposals.' The stockholder's notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and The Knot's bylaws. The Knot's bylaws can be accessed in the 'Investor Relations -- Corporate Governance' section of The Knot's website at www.theknot.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of our Compensation Committee during the year ended December 31, 2003 were Mr. Ronning and Ms. Winblad.

    Mr. Ronning is the Executive Vice President of Affiliate Relations, iQVC, and New Business Development at QVC. On April 13, 1999, we sold 4,000,000 shares of our Series B Preferred Stock at a price of $3.75 per share to QVC. QVC paid an aggregate of $15.0 million for the shares of Series B Preferred Stock and received a warrant to purchase 1,700,000 shares of our Common Stock at an exercise price of $5.00 per share. The Series B Preferred Stock converted into Common Stock on a one-for-one basis and the warrant became exercisable upon our initial public offering of Common Stock. The warrant expired unexercised on December 2, 2001. The Common Stock has been assigned to QVC Interactive Holdings, LLC (now known as Interactive Technology Holdings, LLC). We also entered into a services agreement with QVC, which we believe is on terms and conditions no less favorable to us than we could have obtained from unaffiliated third parties. Our services agreement with QVC expired in December 2003; however, pursuant to the agreement, we had the option to continue to operate under the services agreement for an additional l80 days, which we are currently doing. For the years ended December 31, 2003, 2002 and 2001, we purchased merchandise and incurred warehousing, fulfillment and distribution and billing costs under the agreement in the aggregate amounts of $123,000, $118,000 and $128,000, respectively.

DIRECTOR COMPENSATION

    We reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board. In addition, our 1999 Stock Incentive Plan (the '1999 Plan') provides that each eligible non-employee director will automatically receive an immediately exercisable option to purchase 15,000 shares of Common Stock upon the director's initial election or appointment to the Board. Each 15,000-share option will vest in a series of three (3) successive annual installments upon the optionee's completion of each year of Board service over the three-year period measured from the option grant date. The 1999 Plan also provides that, on the date of each annual meeting of stockholders, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an immediately exercisable option to purchase 5,000 shares of Common Stock. Each annual 5,000-share option will vest upon the optionee's completion of one (1) year of Board service measured from the option grant date. Any shares of common stock purchased under these options are subject to repurchase by us, at the exercise price paid per share, upon a director's cessation of board service prior to vesting in those shares. Any outstanding repurchase rights automatically terminate in the event we are acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders. The exercise price per share in effect for options granted to directors under the 1999 Plan is the closing sale price of the Common Stock on the grant date.

    On May 14, 2003, the date of our last Annual Meeting of Stockholders, Mr. Brehob, Mr. Ronning and Ms. Winblad each received an automatic grant to purchase 5,000 shares of Common Stock. The exercise price per share in effect under these options is $1.80, the fair market value per share of the Common Stock on the grant date. These options vest upon completion of one year of Board service.

VOTE REQUIRED

    The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The two nominees for the class of directors whose terms expire at the 2007 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected a director of The Knot. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote each returned Proxy 'FOR' the nominees named above.

RECOMMENDATION OF THE BOARD

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Audit Committee of The Board of Directors has reappointed the firm of Ernst & Young LLP, independent auditors for The Knot during the fiscal year ended December 31, 2003, to serve in the same capacity for the year ending December 31, 2004, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as independent auditors for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

FEES

    Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily consents related to SEC registration statements, were $308,500 and $326,000 for 2003 and 2002, respectively.

    Tax Fees. The aggregate fees billed by Ernst &Young LLP for tax compliance, tax consulting and tax planning services were $136,540 and $50,400 for 2003 and 2002, respectively.

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    Audit -- Related Fees. No services were rendered by Ernst & Young during
2003 and 2002 other than those described above.

    All Other Fees. No services were rendered by Ernst & Young during 2003 and 2002 other than those described above.

PRE-APPROVAL POLICIES AND PROCEDURES

    The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the category 'Tax Fees' is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

    As early as practicable in each fiscal year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

    A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

VOTE REQUIRED

    The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in The Knot's and our stockholders' best interests.

RECOMMENDATION OF THE BOARD

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE KNOT'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

                         REPORT OF THE AUDIT COMMITTEE

    The charter of the Audit Committee of the Board of Directors was revised in March 2003 and specifies that the purpose of the Committee is to assist the Board of Directors in its oversight of:

     The integrity of The Knot's financial statements;

     The adequacy of The Knot's system of internal accounting and financial controls;

     The appointment, engagement and performance of the independent auditors and the evaluation of the independent auditors' qualifications and independence; and

     The Knot's compliance with legal and regulatory requirements.

    In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that The Knot's financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of The Knot's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by The Knot. The

Knot's independent auditors, Ernst & Young, LLP ('Ernst & Young') are responsible for auditing The Knot's financial statements and for reviewing The Knot's unaudited interim financial statements.

    The Committee met five times during fiscal 2003. The Committee's meetings included separate discussions with management and Ernst & Young.

    As part of its oversight of The Knot's financial statements, the Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results prior to their issuance. Management represented to the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Committee discussed with Ernst & Young the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of The Knot's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of The Knot's annual consolidated financial statements and whether there were any audit problems.

    The Committee discussed with Ernst & Young that firm's independence from The Knot and management. The Committee obtained and reviewed the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and provided to the Committee by Ernst & Young. The Committee also discussed with Ernst and Young:

     The firm's internal quality control procedures;

     Any material issues raised by the most recent internal quality control review (or peer review) of the firm; and

     All relationships between the firm and The Knot.

    The Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for fiscal 2003 and considered whether the provision of non-audit services by Ernst & Young in 2003 was compatible with maintaining the auditors' independence.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in The Knot's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

    The Committee has appointed Ernst & Young as The Knot's independent auditors for the fiscal year ending December 31, 2004.

                                          Audit Committee

                                          Ann Winblad (Chair)
                                          Joseph Brehob
                                          Randy Ronning

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information regarding the beneficial ownership of The Knot's Common Stock as of March 31, 2004 by (i) each person or group of affiliated persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our directors and nominees for director, (iii) our named executive officers and (iv) all of our directors and executive officers as a group.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                                   OWNERSHIP
                                                              OF COMMON STOCK(2)
                                                              -------------------
NAME AND ADDRESS OF BENFICIAL OWNER(1)                         NUMBER     PERCENT
--------------------------------------                         ------     -------
David Liu(3)................................................    840,314     3.8%
Sandra Stiles(4)............................................    508,736     2.3
Richard Szefc(5)............................................    529,569     2.4
Joseph Brehob(6)............................................     25,000       *
Randy Ronning(7)............................................     25,000       *
Ann Winblad(8)..............................................  2,565,000    11.7
Hummer Winblad Venture Partners and affiliates(8)...........  2,565,000    11.7
Liberty Media Corporation and affiliates(9).................  4,050,590    18.4
The May Department Stores Company and affiliate(10).........  3,575,747    16.3
Austin W. Marxe(11).........................................  2,560,306    11.6
David M. Greenhouse(11).....................................  2,560,306    11.6
T. Rowe Price Associates, Inc.(12)..........................  1,545,300     7.0
Capital Research and Management Company(13).................  1,384,100     6.3
Time Warner Inc. and affiliate(14)..........................  1,261,205     5.6
All directors and executive officers as a group (6
  persons)(15)..............................................  4,493,619    19.6%

---------

* Less than 1%.

 (1) Except as otherwise indicated, (i) the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable and (ii) the address of all employee stockholders listed in the table is 462 Broadway, 6th Floor, New York, New York 10013. Beneficial ownership is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The addresses of individual non-employee directors and nominees for election to the Board are indicated in their corresponding footnotes.

 (2) On March 31, 2004, 21,995,987 shares of Common Stock were issued and outstanding.

 (3) Includes 151,112 shares of Common Stock issuable upon the exercise of presently exercisable options and 14,097 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (4) Includes 204,751 shares of Common Stock issuable upon the exercise of presently exercisable options and 12,152 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (5) Includes 510,417 shares of Common Stock issuable upon the exercise of presently exercisable options and 12,152 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (6) Consists of 25,000 shares of Common Stock issuable upon the exercise of presently exercisable options which, if exercised, include 5,000 shares of Common Stock subject to repurchase rights by us that do not lapse within 60 days of March 31, 2004. The address of Mr. Brehob is c/o The May Department Stores Company, 611 Olive Street, St. Louis, Missouri 63101-1799.

 (7) Consists of 25,000 shares of Common Stock issuable upon the exercise of presently exercisable options held of record by Mr. Ronning which, if exercised, include 5,000 shares of Common Stock
                                              (footnotes continued on next page)

(footnotes continued from previous page) subject to repurchase rights by us that do not lapse within 60 days of March 31, 2004. Pursuant to a nominee agreement, dated as of July 1, 2001, between Interactive Technology Holdings, LLC ('ITH') and Mr. Ronning, all options and shares of Common Stock received by Mr. Ronning in his capacity as director of The Knot are deemed held for the benefit of ITH. The address of Mr. Ronning is c/o QVC, Studio Park, 1200 Wilson Drive, West Chester, Pennsylvania 19380.

 (8) The information in this footnote is based upon information set forth in a
     Schedule 13G filed with the SEC on February 14, 2000 by certain of the beneficial owners listed below, and upon certain other information provided by the beneficial owners to The Knot. Consists of 2,432,000 shares of Common Stock held of record by Hummer Winblad Venture Partners III, L.P. ('HWVP III'), 128,000 shares of Common Stock held of record by Hummer Winblad Technology Fund III, L.P. ('HWTF III') and 5,000 shares of Common Stock issuable upon the exercise of presently exercisable options held of record by Ms. Winblad. Pursuant to an assignment agreement between Hummer Winblad Equity Partners III, L.L.C. ('HWEP III') and Ms. Winblad, all shares of Common Stock received by Ms. Winblad in her capacity as director of The Knot are beneficially owned by HWEP III. Ms. Winblad, John Hummer and Mark Gorenberg are the managing members of HWEP III. HWEP III is the general partner of HWVP III and HWTF III. Ms. Winblad, Mr. Hummer and Mr. Gorenberg may be deemed to have shared voting and dispositive power with respect to the shares held of record by HWVP III and HWTF III and the shares underlying the options held of record by Ms. Winblad for the benefit of HWEP III; however, each of them disclaims beneficial ownership of all shares, except to the extent of their pecuniary interest in the shares, if any. The address of Ms. Winblad, Mr. Hummer, Mr. Gorenberg, HWVP III, HWTF III and HWEP III is 2 South Park, 2nd Floor, San Francisco, California 94107.

 (9) The information in this footnote is based upon information set forth in a
     Schedule 13D filed with the SEC on October 14, 2003 by Liberty Media Corporation ('Liberty'), QVC, Inc. ('QVC'), QK Holdings, Inc. ('QK') and ITH (together, the 'Liberty Entities'). Liberty is the beneficial owner of approximately 98% of the outstanding common stock of QVC. QK is a wholly owned subsidiary of QVC and is the managing member of ITH. Includes 4,025,590 shares of Common Stock held of record by ITH. Also includes 25,000 shares of Common Stock issuable upon the exercise of presently exercisable options held of record by Mr. Ronning for the benefit of ITH which, if exercised, include 5,000 shares of Common Stock subject to repurchase rights by us that do not lapse within 60 days of March 31, 2004. By virtue of the relationship among the Liberty Entities, the Liberty Entities may be deemed to have shared voting power of the shares of Common Stock of The Knot held of record by ITH and the options held of record by Mr. Ronning for the benefit of ITH. Because of its indirect ownership of QK, the managing member of ITH, Liberty may be deemed to have sole dispositive power with respect to the shares of Common Stock owned by ITH and the options held of record by Mr. Ronning for the benefit of ITH. To the best knowledge of each of the Liberty Entities, none of its executive officers or directors named on Exhibit 99.1 to the Schedule 13D beneficially owns any shares of Common Stock of The Knot. The address of ITH and QK is 3411 Silverside Road, Bancroft Building, Suite 205C, Wilmington, Delaware 19810. The address of QVC is Studio Park, 1200 Wilson Drive, West Chester, Pennsylvania 19380. The address of Liberty is 12300 Liberty Boulevard, Englewood, Colorado 80112.

(10) The information in this footnote is based upon information set forth in a
     Schedule 13G filed with the SEC on February 28, 2002 by The May Department Stores Company. Consists of 3,575,747 shares of Common Stock held of record by May Bridal Corporation, an affiliate of The May Department Stores Company. The address of May Bridal Corporation and The May Department Stores Company is 611 Olive Street, St. Louis, Missouri 63101-1799.

(11) The information in this footnote is based upon information set forth in a
     Schedule 13G/A filed with the SEC on February 13, 2004 by Austin W. Marxe ('Marxe') and David M. Greenhouse ('Greenhouse'), who are the controlling principals of AWM Investment Company, Inc. ('AWM'), the general partner of and investment adviser to Special Situations Cayman Fund, L.P.
                                              (footnotes continued on next page)

(footnotes continued from previous page)
     ('Cayman'). AWM also serves as the general partner of MGP Advisers Limited Partnership ('MGP'), the general partner of and investment adviser to Special Situations Fund III, L.P. ('SSF3'). Marxe and Greenhouse are also members of SST Advisers, L.L.C. ('SSTA'), the general partner of and investment adviser to Special Situations Technology Fund, L.P. ('Technology') and Special Situations Technology Fund II, L.P. ('Technology II'). The Schedule 13G/A states that 2,560,306 shares are beneficially owned by Marxe and Greenhouse, of which 573,769 shares are owned by Cayman, 1,732,150 shares are owned by SSF3, 41,631 shares are owned by Technology and 212,756 shares are owned by Technology II. The Schedule 13G/A further states that Marxe and Greenhouse have shared power to vote and the shared power to dispose of all 2,560,306 shares. The address of Marxe and Greenhouse is 153 East 53rd Street, 55th Floor, New York, New York 10022.

(12) The information in this footnote is based upon information set forth in a
     Schedule 13G filed with the SEC on February 10, 2004 by T. Rowe Price Associates, Inc. ('Price Associates') and T. Rowe Price New Horizons Fund ('TRPNHF'). Consists of 1,545,300 shares owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates may be deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The Schedule 13G further states that Price Associates has the sole power to vote 73,800 shares and the sole power to dispose of all 1,545,300 shares and that TRPNHF has sole power to vote 1,350,000 shares. The address of Price Associates and TRPNHF is 100 E. Pratt Street, Baltimore, Maryland 21202.

(13) The information in this footnote is based upon information set forth in a
     Schedule 13G filed with the SEC on February 13, 2004 by Capital Research and Management Company ('Capital'). Consists of 1,384,100 shares owned by various investment companies for which Capital serves as investment advisor with sole power to dispose of all 1,384,100 shares. Capital may be deemed to be a beneficial owner of such securities; however, Capital expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Capital is 333 South Hope Street, Los Angeles, California 90071.

(14) The information in this footnote is based, in part, upon information set forth in a Schedule 13G/A filed with the SEC on February 12, 2004 by Time Warner Inc. Consists of 800,000 shares of Common Stock and 461,205 shares presently issuable upon exercise of a warrant held of record by America Online, Inc., a wholly owned subsidiary of Time Warner Inc. The warrant is subject to certain anti-dilution provisions. The address of Time Warner Inc. is 75 Rockefeller Plaza, New York, New York 10019.

(15) Includes 949,681 shares of Common Stock issuable upon the exercise of options which are currently vested or which vest within 60 days of March 31, 2004, and 10,000 shares of Common Stock issuable upon the exercise of presently exercisable options which, if exercised, are subject to repurchase rights by us that do not lapse within 60 days.

                                   MANAGEMENT

    The following table sets forth, as of March 31, 2004, the name, age and position of each of our executive officers and other key employees.

                       NAME                          AGE                    POSITION
                       ----                          ---                    --------
David Liu..........................................  38    President, Chief Executive Officer and
                                                             Chairman of the Board
Sandra Stiles......................................  54    Chief Operating Officer, Assistant
                                                           Secretary and Director
Richard Szefc......................................  54    Chief Financial Officer, Treasurer and
                                                             Secretary
Carley Roney.......................................  35    Editor-in-Chief

    David Liu is our President, Chief Executive Officer and Chairman of the Board. See 'Business Experience of Continuing Director with Term Expiring in 2005' for a discussion of Mr. Liu's business experience. Mr. Liu is married to Ms. Roney.

    Sandra Stiles is our Chief Operating Officer and a director. See 'Business Experience of Nominees for Election to Terms Expiring in 2007' for a discussion of Ms. Stiles' business experience.

    Richard Szefc has served as our Chief Financial Officer since May 1999 and our Treasurer and Secretary since September 1999. From July 1998 to May 1999, Mr. Szefc was an independent consultant. From April 1990 to June 1998, Mr. Szefc served as Executive Vice President and Chief Financial Officer of Random House. Mr. Szefc received a B.S. in economics from the University of Pennsylvania.

    Carley Roney is a co-founder of The Knot. She has served as our Editor-In-Chief since our inception in May 1996. From May 1996 to September 1999, she also served as Vice President of Creative Development. From January 1994 to May 1996, she served as President at RunTime Inc., a CD-ROM development firm that she co-founded with David Liu. Ms. Roney received a M.A. in Cultural Studies and a B.F.A. in Film and Television from New York University. Ms. Roney is married to Mr. Liu.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information concerning the aggregate compensation paid to our Chief Executive Officer and each of our other executive officers (the 'Named Executive Officers') for services rendered in all capacities to us for the years ended December 31, 2003, 2002 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                     ANNUAL         ------------
                                                                 COMPENSATION(1)     SECURITIES
                                                                -----------------    UNDERLYING
                                                                SALARY     BONUS      OPTIONS
              NAME AND PRINCIPAL POSITION                YEAR     ($)       ($)         (#)
              ---------------------------                ----     ---       ---         ---
David Liu .............................................  2003   294,166   144,820     160,000
  President, Chief Executive Officer and Chairman of     2002   262,500   103,000      --
  the Board                                              2001   250,000    75,000      41,667
Sandra Stiles .........................................  2003   266,667   139,187
  Chief Operating Officer, Assistant Secretary and       2002   247,500    86,000     125,000
  Director                                               2001   235,000    75,000   -- 41,667
Richard Szefc .........................................  2003   266,667   139,187     125,000
  Chief Financial Officer, Treasurer and Secretary       2002   247,500    86,000      --
                                                         2001   235,000    75,000     125,000

---------

(1) The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

STOCK OPTIONS

    The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the year ended December 31, 2003. We did not grant any stock appreciation rights to the Named Executive Officers during the year ended December 31, 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                              ------------------------------------------------------
                                               PERCENT OF                               POTENTIAL REALIZABLE
                                             TOTAL OPTIONS/                               VALUE AT ASSUMED
                               NUMBER OF          SARS                                  ANNUAL RATE OF STOCK
                               SECURITIES      GRANTED TO     EXERCISE                 PRICE APPRECIATION FOR
                               UNDERLYING     EMPLOYEES IN     OR BASE                     OPTION TERM(4)
                              OPTIONS/SARS       FISCAL         PRICE     EXPIRATION   -----------------------
            NAME               GRANTED(1)      YEAR(%)(2)     ($/SH)(3)      DATE       5%($)          10%($)
            ----               ----------      ----------     ---------      ----       -----          ------
David Liu(5)................    160,000          16.2%          2.80       06/30/13    281,745        713,997
Sandra Stiles(5)............    125,000          12.6%          2.80       06/30/13    220,113        557,810
Richard Szefc(5)............    125,000          12.6%          2.80       06/30/13    220,113        557,810

---------

(1) All options were granted under our 1999 Stock Incentive Plan. Unless otherwise indicated, each option vests and becomes exercisable in a series of 36 equal monthly installments.

(2) We granted options to acquire an aggregate of 990,200 shares of Common Stock to our officers and employees in 2003.

(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board.

(4) There is no assurance provided to any Named Executive Officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(5) The fair market value of the underlying shares of Common Stock on June 30, 2003, the date the options were granted, was $2.80 per share.

                              -------------------

    The following table summarizes the exercise of common stock options by the Named Executive Officers during the year ended December 31, 2003 and the value of unexercised options held by such officers as of December 31, 2003.

                         OPTION EXERCISES AND HOLDINGS

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                              SHARES       VALUE         FISCAL YEAR END(#)           FISCAL YEAR END($)(2)
                            ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
           NAME             EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------    ------    -----------   -------------   -----------   -------------
David Liu.................     34,722     124,305      129,966        161,979         351,705       247,657
Sandra Stiles.............    200,000     702,917      268,854        132,813         851,094       212,657
Richard Szefc.............     --           --         492,187        132,813       1,392,343       212,657

---------

(1) Value realized is defined as the fair market price of our Common Stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

(2) Value is defined as the fair market price of our Common Stock at December 31, 2003 less the exercise price, multiplied by the number of shares underlying the specific options. On December 31, 2003, the closing selling price of a share of our Common Stock on the OTC Bulletin Board was $4.00.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

    On November 2, 1998, we entered into an employment contract with Ms. Stiles, our Chief Operating Officer, which is terminable at any time. In the event of her termination without cause, Ms.

Stiles is entitled to one year's salary plus certain benefits. As of March 31, 2004, Ms. Stiles' annual salary was $270,000.

    On May 31, 1999, we entered into an employment contract with Mr. Szefc, our Chief Financial Officer, which is terminable at any time. In the event of his termination without cause, Mr. Szefc is entitled to one year's salary plus certain benefits. As of March 31, 2004, Mr. Szefc's salary was $270,000.

    In the event that we are acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders:

    o All of the options awarded to the Named Executive Officers during the year ended December 31, 2000 provide that each outstanding option which is not to be assumed by the successor corporation will automatically accelerate by a period of 12 months so that the options shall, immediately prior to the effective date of such change of control, become exercisable for all of the option shares which would otherwise have become exercisable during the first 12 months following the effective date of such change of control as if optionee remained in service with The Knot throughout such 12-month period and may be exercised for any or all of those option shares as fully-vested shares of Common Stock.

    o All of the options awarded to the Named Executive Officers during the year ended December 31, 2003 provide that each outstanding option, to the extent outstanding at that time but not otherwise fully exercisable, shall immediately prior to the effective date of such change in control become exercisable as fully-vested shares of Common Stock for the greater of: (i) all of the option shares which would otherwise have become exercisable during the first 12 months following the effective date of the change of control as if optionee remained in service throughout such 12-month period, and (ii) fifty percent (50%) of the option shares for which the option would otherwise not be exercisable immediately prior to the effective date of the change in control.

    Options awarded to the Named Executive Officers in other years are fully vested.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee offers this report regarding compensation inblad for The Knot's Executive Officers and Chief Executive Officer.

    General Compensation Policy. The fundamental policy of the Compensation Committee is to provide The Knot's Executive Officers with competitive compensation opportunities based upon their contribution to The Knot's development and financial success and their personal performance. The Committee, with this objective in mind, recommends to the Board compensation packages for the Executive Officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of The Knot's business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of comparable businesses through a review of the executive compensation levels of a comparison group of companies including information compiled from the proxy statements of these companies. The comparison group is less inclusive than the indices in the performance graph, which includes a large number of companies. The Committee believes this smaller group of companies gives a more accurate indication of the market for executive services in which The Knot competes.

    Executive Officers are compensated with a combination of salary and incentives designed to encourage efforts to achieve both the short-term and long-term goals of The Knot. The compensation structure attempts to reward both individual contributions as well as The Knot's overall performance. The principal factors which the Committee considered with respect to each Executive Officer's compensation package for fiscal 2003 are summarized below. The Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board with respect to executive compensation for future years.

    The basic components of the compensation packages for the Executive Officers include the following:

    o  Base Salary

    o  Annual Incentives

    o  Long-Term Incentives

    Base Salary. The base salary for each Executive Officer is determined on the basis of the following factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account the Knot's performance in the fiscal year then ended.

    Annual Incentives. The incentive compensation of Executive Officers is closely related to The Knot's performance. A portion of the cash compensation of Executive Officers consists of contingent compensation. Bonus awards may be based on, among other things, performance objectives and goals that are tailored to the responsibilities and functions of key executives. The Committee also may consider other factors and circumstances that affect specific performance objectives and goals or otherwise impact The Knot. For 2003, the Committee approved incentive bonuses to the Executive Officers in the aggregate amount of $423,000 based on the actual financial performance of The Knot compared to designated corporate objectives.

    Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each Executive Officer with those of The Knot's stockholders and provide each individual with a significant incentive to manage The Knot from the perspective of an owner with an equity stake in the company. Each option grant allows the individual to acquire shares of Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over periods ranging from 2 to 4 years, contingent upon the Executive Officer's continued employment with The Knot. Accordingly, the option grant will provide a return to the Executive Officer only if the Executive Officer remains employed during the vesting period, and then only if the market price of the underlying shares appreciates. The Committee considered each executive's level of responsibility and opportunity to influence The Knot's financial results, comparable awards made to executives in similar positions within the comparison group of companies and the number of vested and unvested options held by each executive at the time of the new grant. As reflected in the summary compensation table, the Executive Officers were granted an aggregate of 410,000 options during 2003. These options vest over a period of three years.

    CEO Compensation. The plans and policies discussed above were the basis for the 2003 compensation of the Chief Executive Officer, Mr. David Liu. In advising the Board with respect to Mr. Liu's compensation, the Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by the comparison group of companies and by those companies with which The Knot may compete for executive talent and (ii) make a significant percentage of the total compensation package contingent upon The Knot's financial performance and stock price appreciation. In accordance with these objectives, Mr. Liu received a base salary of $294,166 and an incentive bonus of $144,820 for fiscal 2003. Mr. Liu currently holds a total of 291,945 stock options, of which 140,834 are unvested as of March 31, 2004. Mr. Liu's incentive bonus for 2003 was based on the actual financial performance of The Knot compared to designated corporate objectives.

    Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's Executive Officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Executive Officers for the 2003 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Executive Officers for fiscal year 2004 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Executive Officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Executive Officers. The Committee will reconsider this decision should the individual compensation of any Executive Officer ever approach the $1 million level.

                                          Compensation Committee
                                          Randy Ronning
                                          Ann Winblad

STOCK PERFORMANCE GRAPH

    The graph below compares the yearly percentage change in The Knot's cumulative total stockholder return on the Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-United States Index and (ii) the Russell 2000 Index. We compare the total return on the Common Stock with the Russell 2000 Index because we do not believe we can reasonably identify a peer group consisting of issuers similar to The Knot for purposes of the stock performance comparison. Although the graph would normally be for a five-year period, the Common Stock began trading publicly on December 2, 1999 and, as a result, the following chart commences as of such date.


                COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*
            AMONG KNOT INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                        AND THE RUSSELL 2000 INDEX

                                 [GRAPH]

                            NASDAQ
                          STOCK MAKET      RUSSELL
            KNOT INC.        (U.S.)         2000
            --------      -----------      -------
12/2/99    100             100             100
12/99       84.38          121.35          111.41
12/00        9.38           73.19          108.05
12/01        6              58.09          110.73
12/02        8.1            40.16           88.05
12/03       40              60.05          129.66

---------

* $100 invested on 12/2/99 in stock or index -- including reinvestment of dividends for the indexes. No cash dividends have been declared on The Knot's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    Notwithstanding anything to the contrary set forth in any of The Knot's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this proxy statement or future filings made by The Knot under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by The Knot under those statutes, except to the extent that The Knot specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATIONSHIP WITH QVC

    On April 13, 1999, we sold 4,000,000 shares of our Series B Preferred Stock at a price of $3.75 per share to QVC. QVC paid an aggregate of $15.0 million for the shares of Series B Preferred Stock and received a warrant to purchase 1,700,000 shares of our Common Stock at an exercise price of $5.00 per share. The Series B Preferred Stock converted into Common Stock on a one-for-one basis and the warrant became exercisable upon our initial public offering of Common Stock. The warrant expired unexercised on December 2, 2001. The Common Stock has been assigned to QVC Interactive Holdings, LLC (now known as Interactive Technology Holdings, LLC). We also entered into a services agreement with QVC, which we believe is on terms and conditions no less favorable to us than we could have obtained from unaffiliated third parties. Our services agreement with QVC expired in December 2003; however, pursuant to the agreement, we had the option to continue to operate under the services agreement for an additional l80 days, which we are currently doing. For the years ended December 31, 2003, 2002 and 2001, we purchased merchandise and incurred warehousing, fulfillment and distribution and billing costs under the agreement in the aggregate amounts of $123,000, $118,000 and $128,000, respectively. Randy Ronning, a member of our Board, has been the Executive Vice President of Affiliate Relations, iQVC and New Business Development of QVC since January 2001.

RELATIONSHIP WITH MAY DEPARTMENT STORES COMPANY

    On February 19, 2002, we entered into a Common Stock Purchase Agreement (the 'Agreement') with May Bridal Corporation ('May Bridal'), an affiliate of May Department Stores Company ('May'), pursuant to which we sold 3,575,747 shares of Common Stock to May Bridal for $5,000,000 in cash. The agreement provides that if we propose to sell, transfer or otherwise issue any Common or Preferred Stock or other interest convertible into Common Stock ('equity interests') to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to Stock Incentive Plans approved by the Board of Directors or stockholders of The Knot) and which transaction would dilute May Bridal's interest in the Common Stock or voting power of The Knot prior to the transaction by more than one percentage point, then we shall offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the Common Stock and voting power of The Knot. If we propose to acquire any equity interest from a third party, which transaction would result in May Bridal's interest in the Common Stock or voting power of The Knot exceeding 20%, then we shall offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the Common Stock or voting power of The Knot after the transaction. In addition, under an amendment to the Agreement dated
November 11, 2003, so long as May Bridal owns more than 10% of the Common Stock or voting power of The Knot, May Bridal shall have the right to designate one member of our Board of Directors and to nominate and submit such person for election by the stockholders of The Knot. Joseph Brehob, a member of our Board designated by May Bridal, has been the Vice President of Internet Marketing of May Department Stores Company since January 2001. May Bridal waived its right to acquire equity interests in connection with our sale of Common Stock in November 2003 (2,800,000 shares), to two institutional investor groups for gross proceeds of $10,500,000.

    On February 19, 2002, we entered into a Media Services Agreement with May pursuant to which The Knot and May will develop an integrated marketing program to promote and support May department store companies which offer wedding registry services. The Media Services Agreement, as amended, has an initial term of three years, which may be extended under certain conditions, and may be renewed by May for up to three additional one-year terms. For the years ended December 31, 2003 and 2002, we recorded revenues under the Media Services Agreement in the amounts of $253,000 and $151,000, respectively.

MISCELLANEOUS

    The Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to The Knot or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for
(i) any breach of the director's duty of loyalty to The Knot or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    Our Amended and Restated Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires The Knot's officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

    Based solely on a review of (i) the copies of such reports furnished to The Knot and (ii) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2003, we believe that, during 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner, except that Interactive Technology Holdings, LLC filed a Form 4 on May 22, 2003 and Hummer Winblad Equity Partners III, L.L.C. filed a Form 5 on February 11, 2004 disclosing indirect beneficial ownership with respect to options granted to Randy Ronning and Ann Winblad, respectively, our directors, on May 14, 2003 (which transactions were required to have been reported with two business days of such date).

    The following forms relating to transactions in prior fiscal years were not filed timely by the individuals or entities listed, but instead were filed during 2003: David Liu -- Form 5 for 2002 reporting one open-market sale by his wife, Form 5 for 2001 reporting one option grant for himself and two option grants for his wife, Form 5 for 2000 reporting one option grant; Sandra
Stiles -- Form 5 for 2001 reporting one option grant, Form 5 for 2000 reporting one option grant; Richard Szefc -- Form 5 for 2001 reporting one option grant, Form 5 for 2000 reporting one option grant; Joseph Brehob -- Form 5 for 2002 reporting two option grants; Randy Ronning -- Form 5 for 2002 reporting one option grant; Interactive Technology Holdings, LLC -- Form 4 for July 2001 reporting indirect beneficial ownership with respect to an option grant to Randy Ronning, Form 5 for 2002 reporting indirect beneficial ownership with respect to an option grant to Randy Ronning.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

    Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2005 must be received by us no later than December 11, 2004, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under The Knot's bylaws, any proposal for consideration at our annual meeting of stockholders to be held in 2005 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by The Knot's Secretary at our principal executive offices between the close of business on January 13, 2005 and the close of business on February 12, 2005, and is otherwise in compliance with the requirements set forth in The Knot's bylaws, which can be accessed in the 'Investor Relations -- Corporate Governance' section of The Knot's website at www.theknot.com. The proxy solicited by the Board of Directors for the annual meeting of stockholders to be held in 2005 will confer discretionary authority to vote as the proxy holders deem advisable on any stockholder proposal which is considered untimely.

                                 ANNUAL REPORT

    The Knot filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission on March 19, 2004. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. The report is also available through our website at www.theknot.com.

    A copy of The Knot's Annual Report for the fiscal year ended December 31, 2003 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                 OTHER BUSINESS

    The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying proxy.

                                By Order of the Board of Directors

                                RICHARD SZEFC

                                RICHARD SZEFC
                                Chief Financial Officer, Treasurer and Secretary

Dated: April 12, 2004

                                                                      PROXY CARD

                                 THE KNOT, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David Liu and Richard Szefc, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE KNOT, INC. to be held on Thursday, May 13, 2004, or at any postponement or adjournment thereof, as specified on the reverse, and to vote in his or their discretion on such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

(Continued and to be signed on the reverse side)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                 THE KNOT, INC.

                                  May 13, 2004

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of Directors: The nominees listed are standing for re-election to the Board for the term to expire in 2007.

                                 NOMINEES:
    [ ]    FOR ALL NOMINEES      O Joseph Brehob
                                 O Sandra Stiles
    [ ]    WITHHOLD AUTHORITY
           FOR ALL NOMINEES

    [ ]    FOR ALL EXCEPT
          (See instructions below)

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

2. RATIFICATION OF INDEPENDENT AUDITORS: To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004
                                                      FOR    AGAINST   ABSTAIN
                                                      [ ]      [ ]       [ ]

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW -- NO BOXES NEED BE CHECKED.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

Signature of Stockholder                           Date:          Signature of Stockholder               Date:
                        ------------------------        ---------                          --------------       -------------

  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.